                                                                   EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53805) of Atlantic Data Services, Inc. of our report dated April 26, 1999, relating to the consolidated financial statements and consolidated financial statement schedule as of and for the year ended March 31, 1999, which appears in this Form 10-K.




PricewaterhouseCoopers LLP
Boston, Massachusetts
June 23, 1999